Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Bruce Byots
Vice President - Investor Relations
Phone:	847-735-4612

Contact:	Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com

Brunswick Corporation Acquires Cybex International,
Solidifying Life Fitness’ Segment Leadership

•	Acquisition is an important component of plan to double Fitness segment revenue by 2020

•	Addition of premium brand provides broader product portfolio, synergies for growth and cost reduction efficiencies

•	2016 EPS, as adjusted, outlook increased to $3.35 - $3.50

•	2018 EPS target, as adjusted, increased to $4.55 - $4.95

LAKE FOREST, Ill. Jan. 20, 2016 - Brunswick Corporation (NYSE: BC) announced today that it has acquired Cybex International Inc., a leading maker of commercial fitness equipment, for $195 million, subject to a working capital adjustment. Cybex will join Brunswick’s Life Fitness Division’s portfolio of leading brands.

Founded in 1970, Cybex offers a full line of cardiovascular and strength products largely serving the commercial fitness market. Its cardio portfolio includes treadmills and exercise bikes, plus the Cybex Arc Trainer, a unique and popular cross-trainer. Cybex’s comprehensive strength category includes selectorized, plate-loaded, functional and free weight equipment. Cybex’s 2015 sales were estimated at about $169 million.

In 2016, the Company believes the acquisition will contribute net benefits of $0.08 to earnings per share, excluding planned restructuring and integration costs. Including the impact of this transaction, Brunswick’s current expectation for 2016 EPS is now in the range of $3.35 to $3.50, as adjusted. This is based on a current estimate of 2015 results that exceeds the Company’s previous EPS guidance. By 2018, the final year of Brunswick’s current three-year plan, this acquisition will contribute an incremental $0.20 earnings per share, excluding planned restructuring and integration costs, which increases Brunswick’s targeted EPS range, as adjusted, to $4.55 to $4.95.

“With the addition of Cybex, we will expand our stable of brands serving the complete spectrum of the commercial fitness market, including health clubs, hospitality, education and military, as well as consumers, with a wide array of equipment and features that include a complete suite of services and support,” explained Brunswick President and Chief Operating Officer Mark Schwabero. “We believe the combination of these premium brands and industry leaders will be well positioned to serve the global fitness market.”

“The Life Fitness - Cybex combination enables us to approach the market with a broader and deeper product portfolio, and improve our ability to address the faster growing segments of the fitness market,” Schwabero added. “With the addition of Cybex’s manufacturing footprint, we can meet current and future demand and achieve manufacturing cost reduction objectives more effectively and efficiently. This combination provides cost synergies and scale as well as manufacturing and engineering capabilities to further improve our competitiveness and leadership position within the fitness industry.

Schwabero further added, “Life Fitness’ strong international distribution channels will open new territories and offer opportunities for growth with our deeper and more extensive product portfolio. Fueling these efforts to execute our strategy will be a deep bench of talented people throughout the combined organization.

“Along with our recent addition of SCIFIT, which serves the active aging and rehabilitation markets, and our industry leading Hammer Strength brand, Life Fitness continues to offer the broadest spectrum of fitness equipment in the industry,” Schwabero concluded.

“As we recently shared with the investment community, we have a three-year plan aimed at growing both Brunswick’s marine and fitness businesses,” said Dusty McCoy, Brunswick chairman and chief executive officer. “The plan is focused on expanding our fitness segment and our marine parts and accessories businesses, areas we believe offer particularly good opportunities for future growth. Cybex provides a strategic and important step forward on this path to growth.”

Schwabero noted that the Cybex acquisition is consistent with Brunswick’s plan to double revenue of its Life Fitness Division by 2020. These recently completed acquisitions, along with the recent launch of InMovement, complement a relentless focus on new products and services within Life Fitness’ core cardio and strength equipment businesses. Brunswick believes all these efforts, along with potential further acquisitions, are integral to achieving the growth objectives the corporation set for its fitness business.

Schwabero noted, “There are favorable macro trends that position the fitness industry for long-term growth and Life Fitness’ leading industry position provides a firm foundation from which to move forward with its strong, well-known brands, reputation for innovation and new products and solid customer relationships. The addition of Cybex will further solidify and extend these market differentiators.”

Conference call set
The Company will hold a conference call regarding this acquisition at 10 a.m. CST Jan. 21, 2016, hosted by Dusty McCoy, chairman and chief executive officer, Mark Schwabero, president and chief operating officer, Bill Metzger, senior vice president and chief financial officer, and Bruce Byots, vice president - investor relations. Security analysts and investors wishing to participate via telephone should call 888-771-4371 (passcode: Brunswick16). Callers outside of North America should call 847-585-4405 (passcode: Brunswick16) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call.

To listen via Internet go to ir.brunswick.com. Please go to the website at least 15 minutes before the call to register, download and install any needed audio software. Dial-in numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through midnight CST Thursday, Jan. 28, 2016, by calling 888-843-7419 or international dial 630-652-3042 (passcode: 4168-4829#). The replay also will be available at www.brunswick.com

Forward-Looking Statements
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about Brunswick’s business. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and often contain words such as “may”, “could”, “expect”, “intend”, “target”, “plan”, “seek”, “estimate”, “believe”, “predict”, “potential” or “continue”. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income available to consumers for discretionary purchases, tight consumer credit markets, and the level of consumer confidence on the demand for the Company’s products and services; the ability of dealers and customers to secure adequate access to financing and the Company’s ability to access capital and credit markets; the ability to maintain strong relationships with dealers, distributors and independent boat builders; the ability to maintain effective distribution and develop alternative distribution channels without disrupting incumbent distribution partners; negative currency trends, including shifts in exchange rates; the ability to successfully manage pipeline inventories and respond to any excess supply of repossessed and aged boats in the market; credit and collections risks, including the potential obligation to repurchase dealer inventory; the risk of losing a key customer or a critical supplier; the strength and protection of the Company’s brands and other intellectual property; the ability to absorb fixed costs and manage production facilities while expanding capacity and enhancing product offerings; the ability to successfully manage the expansion of the Company’s manufacturing footprint; the ability of the Company to successfully implement its strategic plan and growth initiatives; the ability to obtain components, parts and raw materials from suppliers in a timely manner and for a reasonable price; the need to meet pension funding obligations; the effect of higher energy and logistics costs, interest rates and fuel prices on the Company’s results; competitive pricing pressures, including the impact of changing foreign currency exchange rates, inflation and increased competition from international competitors; the ability to develop new and innovative products in response to changing retail demands and expectations that are differentiated for the global marketplace at a competitive price and in compliance with applicable laws; the effect of competition from other leisure pursuits on the level of participation in boating and fitness activities; the risk of product liability, warranty and other claims in connection with the manufacture and sale of products; the ability to respond to and minimize the negative financial impact of legislative and regulatory developments, including those related to environmental restrictions, climate change, healthcare costs, taxes and employee benefits; the ability to complete environmental remediation efforts and resolve claims and litigation at the cost estimated; the ability to maintain market share, particularly in high-margin products; the ability to maintain product quality and service standards expected by customers; the ability to protect the Company’s intellectual property; competition from new technologies; the uncertainty and risks of doing business in international locations, including international political instability, civil unrest and other risks associated with operations in emerging markets; the risk of having to record an impairment to the value of goodwill and other assets; the effect that catastrophic events may have on consumer demand and the ability to manufacture products, including hurricanes, floods, earthquakes, and environmental spills; the effect of weather conditions on demand for marine products; the inability to attract and retain individuals who could be key contributors to the organization; and risks associated with the Company’s information technology systems, including the continued use of legacy systems and the risk of a failure of or attacks on the Company’s information systems, which could result in data security breaches, lost or stolen assets or information, and associated remediation costs.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2014. Such forward-looking statements speak only as of the date on which they are made and Brunswick does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release or for changes made to this document by wire services or Internet service providers.

About Brunswick
Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill "Genuine Ingenuity"(TM) in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood, Garelick and Whale marine parts and accessories; Land 'N' Sea, Kellogg Marine, Diversified Marine, BLA and Bell RPG parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray and Uttern boats, and Cybex, Life Fitness, Hammer Strength and SCIFIT fitness equipment, and Brunswick billiards tables, accessories and game room furniture and InMovement products and services for productive well-being. For more information, visit http://www.brunswick.com.